UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2012

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2012, upon the recommendation of the Nominating and Governance Committee, Jeff Foland was appointed to the Board of Trustees of LaSalle Hotel Properties (the “Company”), effective January 25, 2012, subject to re-election at the next annual meeting of the shareholders to be held in April 2012. Mr. Foland will also serve on the Company’s Compensation Committee and Nominating and Governance Committee as an independent trustee.

Mr. Foland currently serves as Executive Vice President of United Airlines (“United”) and President of Mileage Plus Holdings, LLC. Mr. Foland is responsible for all aspects of United’s loyalty programs and credit card business as well as media sales and external partnerships related to the loyalty program currency. Prior to his current role, Mr. Foland was responsible for United’s corporate strategy efforts and served as Senior Vice President of Worldwide Marketing and Sales at United. Before joining United in 2005, Mr. Foland served as a principal at ZS Associates, a global sales and marketing consulting firm. Mr. Foland serves on the executive committee and board of trustees for Adler Planetarium and Astronomy Museum in Chicago, where he also chairs the marketing committee. He is on the board of directors of the Wings Club in New York, and was previously a board member at the National Business Travel Association and the Chicago Convention and Tourism Bureau. He holds a bachelor’s degree in mechanical engineering from Purdue University and a master’s of business administration from the University of Michigan.

Effective on January 25, 2012, Mr. Foland will become eligible to receive the standard compensation provided by the Company to its other non-employee trustees. Additionally, in connection with Mr. Foland’s appointment to the Board of Trustees, the Company and Mr. Foland will enter into an indemnification agreement in substantially the same form as the Company has entered into with each of the Company’s existing trustees. Mr. Foland is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a trustee, nor is he a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

Item 7.01	Regulation FD Disclosure

On January 9, 2012, the Company announced that Mr. Foland has been elected to the Company’s Board of Trustees, effective January 25, 2012. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press release, dated January 9, 2012

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Bruce A. Riggins
Bruce A. Riggins
Chief Financial Officer, Executive Vice President and Secretary

Dated: January 9, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated January 9, 2012